AGREEMENT AND PLAN OF REORGANIZATION

      THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement and Plan"), is made as of this 25th day of November, 2002, by and between Franklin Tax-Free Trust ("Tax-Free Trust"), a Massachusetts business trust with its principal place of business at One Franklin Parkway, San Mateo, California 94403, on behalf of its series, Franklin Texas Tax-Free Income Fund ("Texas Fund"), and Franklin Federal Tax-Free Income Fund ("Federal Fund"), a California corporation with its principal place of business at One Franklin Parkway, San Mateo, California 94403.

                             PLAN OF REORGANIZATION

      The reorganization (hereinafter referred to as the "Reorganization") will consist of (i) the acquisition by Federal Fund, of substantially all of the property, assets and goodwill of Texas Fund in exchange solely for full and fractional shares of common stock, no par value, of Federal Fund - Class A ("Federal Fund Class A Shares") and full and fractional shares of common stock, no par value, of Federal Fund - Class C ("Federal Fund Class C Shares") (collectively, "Federal Fund Shares"); (ii) the distribution of Federal Fund Class A Shares to the shareholders of Texas Fund - Class A ("Texas Fund Class A Shares") and Federal Fund Class C Shares to the shareholders of Texas Fund - Class C ("Texas Fund Class C Shares") (collectively, "Texas Fund Shares"), according to their respective interests in Texas Fund in complete liquidation of Texas Fund; and (iii) the dissolution of Texas Fund as soon as is practicable after the closing (as defined in Section 3, hereinafter called the "Closing"), all upon and subject to the terms and conditions of this Agreement and Plan hereinafter set forth.

                                     AGREEMENT

      In order to consummate the Plan of Reorganization and in consideration of the premises and of the covenants and agreements hereinafter set forth, and intending to be legally bound, the parties hereto covenant and agree as follows:

1.    SALE AND TRANSFER OF ASSETS, LIQUIDATION AND DISSOLUTION OF TEXAS FUND.
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      (a) Subject to the terms and conditions of this Agreement and Plan, and in reliance on the representations and warranties of Federal Fund herein contained, and in consideration of the delivery by Federal Fund of the number of Federal Fund Class A Shares and Federal Fund Class C Shares hereinafter provided, Tax-Free Trust, on behalf of Texas Fund, agrees that it will convey, transfer and deliver to Federal Fund at the Closing all of Texas Fund's then existing assets, free and clear of all liens, encumbrances, and claims whatsoever (other than shareholders' rights of redemption), except for cash, bank deposits, or cash equivalent securities in an estimated amount necessary to: (i) pay the costs and expenses of carrying out this Agreement and Plan (including, but not limited to, fees of counsel and accountants, and expenses of its liquidation and dissolution contemplated hereunder), which costs and expenses shall be established on Texas Fund's books as liability reserves; (ii) discharge its unpaid liabilities on its books at the closing date (as defined in Section 3, hereinafter called the "Closing Date"), including, but not limited to, its income dividends and capital gains distributions, if any, payable for the period prior to, and through, the Closing Date and excluding those liabilities that would otherwise be discharged at a later date in the ordinary course of business; and (iii) pay such contingent liabilities as the Board of Trustees of Tax-Free Trust shall reasonably deem to exist against Texas Fund, if any, at the Closing Date, for which contingent and other appropriate liability reserves shall be established on Texas Fund's books (hereinafter "Net Assets"). Texas
Fund shall also retain any and all rights that it may have over and against any person that may have accrued up to and including the close of business on the Closing Date.

      (b) Subject to the terms and conditions of this Agreement and Plan, and in reliance on the representations and warranties of Tax-Free Trust, on behalf of Texas Fund, herein contained, and in consideration of such sale, conveyance, transfer, and delivery, Federal Fund agrees at the Closing to deliver to Tax-Free Trust: (i) the number of Federal Fund Class A Shares, determined by dividing the net asset value per share of the Texas Fund Class A Shares by the net asset value per share of Federal Fund Class A Shares, and multiplying the result thereof by the number of outstanding Texas Fund Class A Shares, as of 1:00 p.m. Pacific time on the Closing Date; and, (ii) the number of Federal Fund Class C Shares, determined by dividing the net asset value per share of the Texas Fund Class C Shares by the net asset value per share of Federal Fund Class C Shares, and multiplying the result thereof by the number of outstanding Texas Fund Class C Shares, as of 1:00 p.m. Pacific time on the Closing Date. All such values shall be determined in the manner and as of the time set forth in Section 2 hereof.

      (c) Immediately following the Closing, Tax-Free Trust shall dissolve Texas Fund and distribute pro rata to its shareholders of record as of the close of business on the Closing Date, Federal Fund Shares received by Texas Fund pursuant to this Section 1. Such dissolution and distribution shall be accomplished by the establishment of accounts on the share records of Texas Fund of the type and in the amounts due such shareholders based on their respective holdings as of the close of business on the Closing Date. Fractional Federal Fund Shares shall be carried to the third decimal place. As promptly as practicable after the Closing, each holder of any outstanding certificate or certificates representing shares of common stock of Texas Fund shall be entitled to surrender the same to the transfer agent for Federal Fund in exchange for the number of Federal Fund Shares into which the Texas Fund Shares theretofore represented by the certificate or certificates so surrendered shall have been converted. Certificates for Federal Fund Shares shall not be issued, unless specifically requested by the shareholders. Until so surrendered, each outstanding certificate which, prior to the Closing, represented shares of common stock of Texas Fund shall be deemed for all Federal Fund's purposes to evidence ownership of the number of Federal Fund Shares into which the Texas Fund Shares (which prior to the Closing were represented thereby) have been converted.

2.    VALUATION.
      ----------

      (a) The value of Texas Fund's Net Assets to be acquired by Federal Fund hereunder shall in each case be computed as of 1:00 p.m. Pacific time on the Closing Date using the valuation procedures set forth in Texas Fund's currently effective prospectus.

      (b) The net asset value of a share of beneficial interest of Texas Fund Class A Shares and of Texas Fund Class C Shares shall be determined to the fourth decimal place as of 1:00 p.m. Pacific time on the Closing Date using the valuation procedures set forth in Texas Fund's currently effective prospectus.

     (c) The net asset value of a share of common stock of Federal Fund Class A Shares and Federal Fund Class C Shares shall be determined to the nearest full cent as of 1:00 p.m. Pacific time on the Closing Date using the valuation procedures set forth in Federal Fund's currently effective prospectus.

3.    CLOSING AND CLOSING DATE.
      -------------------------

      The Closing Date shall be February 20, 2003, or such later date as the parties may mutually agree. The Closing shall take place at the principal office of Tax-Free Trust at 2:00 p.m. Pacific time on the Closing Date. Tax-Free Trust, on behalf of Texas Fund, shall have provided for delivery as of the Closing those Net Assets of Texas Fund to be transferred to the account of Federal Fund's custodian, Bank of New York, Mutual Funds Division, 90 Washington Street, New York, New York 10286. Also, Tax-Free Trust, on behalf of Texas Fund, shall deliver at the Closing a list of names and addresses of the shareholders of record of its Texas Fund Class A Shares and Texas Fund Class C Shares and the number of full and fractional shares of beneficial interest of such classes owned by each such shareholder, indicating thereon which such shares are represented by outstanding certificates and which by book-entry accounts, all as of 1:00 p.m. Pacific time on the Closing Date, certified by its transfer agent or by its President to the best of its or his knowledge and belief. Federal Fund shall issue and deliver a certificate or certificates evidencing the shares of common stock of Federal Fund to be delivered to the account of Texas Fund at said transfer agent registered in such manner as the officers of Tax-Free Trust, on behalf of Texas Fund, may request, or provide evidence satisfactory to Tax-Free Trust that such Federal Fund Shares have been registered in an account on the books of Federal Fund in such manner as the officers of Tax-Free Trust may request.

4.    REPRESENTATIONS AND WARRANTIES BY FEDERAL FUND.
      ----------------------------------------------

      Federal Fund represents and warrants to Tax-Free Trust that:

      (a) Federal Fund is a corporation created under the laws of the State of California on January 7, 1982, and is validly existing under the laws of that State. Federal Fund is duly registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end, management investment company and all of the Federal Fund Shares sold were sold pursuant to an effective registration statement filed under the Securities Act of 1933, as amended (the "1933 Act"), except for those shares sold pursuant to the private offering exemption for the purpose of raising initial capital as required by the 1940 Act.

      (b) Federal Fund is authorized to issue 10,000,000,000 shares of common stock, no par value, each outstanding share of which is fully paid, non-assessable, freely transferable and has full voting rights. Federal Fund is further divided into four classes of shares of which two classes of shares are Federal Fund Class A Shares and Federal Fund Class C Shares, and 3,000,000,000 shares of common stock, no par value, has been allocated and designated to each of these classes of shares.

      (c) The financial statements appearing in the Federal Fund's Annual Report to Shareholders for the fiscal year ended April 30, 2002, audited by PricewaterhouseCoopers LLP, copies of which have been delivered to Tax-Free Trust, fairly present the financial position of Federal Fund as of such date and the results of its operations for the period indicated in conformity with generally accepted accounting principles applied on a consistent basis.

      (d) The books and records of Federal Fund accurately summarize the accounting data represented and contain no material omissions with respect to the business and operations of Federal Fund.

      (e) Federal Fund has the necessary power and authority to conduct its business as such business is now being conducted.

      (f) Federal Fund is not a party to or obligated under any provision of its Articles of Incorporation, as amended ("Articles of Incorporation"), or Amended By-laws ("By-laws"), or any contract or any other commitment or obligation, and is not subject to any order or decree that would be violated by its execution of or performance under this Agreement and Plan.

      (g) Federal Fund has elected to be treated as a regulated investment company ("RIC") for federal income tax purposes under Part I of Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), Federal Fund has qualified as a RIC for each taxable year since its inception and will qualify as a RIC as of the Closing Date, and consummation of the transactions contemplated by the Agreement and Plan will not cause it to fail to be qualified as a RIC as of the Closing Date.

      (h) Federal Fund is not under jurisdiction of a Court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

      (i) Federal Fund does not have any unamortized or unpaid organizational fees or expenses.

5.    REPRESENTATIONS AND WARRANTIES BY TAX-FREE TRUST ON BEHALF OF TEXAS
      --------------------------------------------------------------------
FUND.
-----

      Tax-Free Trust represents and warrants to Federal Fund that:

      (a) Texas Fund is a series of Tax-Free Trust, a business trust created under the laws of the Commonwealth of Massachusetts on September 14, 1984, and is validly existing under the laws of that Commonwealth. Tax-Free Trust is duly registered under the 1940 Act as an open-end, management investment company and all of Tax-Free Trust's Texas Fund Shares sold were sold pursuant to an effective registration statement filed under the 1933 Act, except for those shares sold pursuant to the private offering exemption for the purpose of raising the required initial capital.

      (b) Tax-Free Trust is authorized to issue an unlimited number of shares of beneficial interest, no par value, each outstanding share of which is fully paid, non-assessable, freely transferable, and has full voting rights and currently issues shares of 26 series, including Texas Fund. Texas Fund is further divided into two classes of shares consisting of Texas Fund Class A Shares and Texas Fund Class C Shares, and an unlimited number of shares of beneficial interest of Tax-Free Trust, no par value, have been allocated and designated to each Class of Texas Fund.

      (c) The financial statements appearing in the Tax-Free Trust's Annual Report to Shareholders for the fiscal year ended February 28, 2002, audited by PricewaterhouseCoopers, LLP, and the financial statements for Texas Fund for the six-month period ended August 31, 2002, copies of which have been delivered to Federal Fund, fairly present the financial position of Texas Fund as of such date and the results of its operations for the period indicated in conformity with generally accepted accounting principles applied on a consistent basis.

      (d) The books and records of Texas Fund accurately summarize the accounting data represented and contain no material omissions with respect to the business and operations of Texas Fund.

      (e) Tax-Free Trust has the necessary power and authority to conduct Texas Fund's business as such business is now being conducted.

      (f) Tax-Free Trust is not a party to or obligated under any provision of its Agreement and Declaration of Trust, as amended ("Declaration of Trust") or By-laws, or any contract or any other commitment or obligation, and is not subject to any order or decree, that would be violated by its execution of or performance under this Agreement and Plan.

      (g) Tax-Free Trust has elected to treat Texas Fund as a RIC for federal income tax purposes under Part I of Subchapter M of the Code, Texas Fund is a "fund" as defined in Section 851(g)(2) of the Code, Texas Fund has qualified as a RIC for each taxable year since its inception and will qualify as a RIC as of the Closing Date, and consummation of the transactions contemplated by the Agreement and Plan will not cause it to fail to be qualified as a RIC as of the Closing Date.


     (h) Texas Fund is not under jurisdiction of a Court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

     (i) Texas Fund does not have any unamortized or unpaid organization fees or expenses.

6.    REPRESENTATIONS AND WARRANTIES BY TAX-FREE TRUST AND FEDERAL FUND.
      ------------------------------------------------------------------

      Tax-Free Trust, on behalf of Texas Fund, and Federal Fund, each represents and warrants to the other that:

      (a) The statement of assets and liabilities to be furnished by it as of 1:00 p.m. Pacific time on the Closing Date for the purpose of determining the number of Federal Fund Shares to be issued pursuant to Section 1 of this Agreement and Plan, will accurately reflect each Fund's Net Assets and outstanding shares of beneficial interest in the case of Texas Fund, and common stock in the case of Federal Fund, as of such date, in conformity with generally accepted accounting principles applied on a consistent basis.

      (b) At the Closing, it will have good and marketable title to all of the securities and other assets shown on the statement of assets and liabilities referred to in (a) above, free and clear of all liens or encumbrances of any nature whatsoever, except such imperfections of title or encumbrances as do not materially detract from the value or use of the assets subject thereto, or materially affect title thereto.

      (c) Except as disclosed in its currently effective prospectus relating to Texas Fund, in the case of Tax-Free Trust, and Federal Fund, there is no material suit, judicial action, or legal or administrative proceeding pending or threatened against it. Neither Federal Fund nor Tax-Free Trust are a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects Federal Fund's or Texas Fund's business or their ability to consummate the transactions herein contemplated.

      (d) There are no known actual or proposed deficiency assessments with respect to any taxes payable by it.

      (e) The execution, delivery, and performance of this Agreement and Plan have been duly authorized by all necessary action of its Board of Trustees, in the case of Tax-Free Trust, and its Board of Directors in the case of Federal Fund, and this Agreement and Plan, subject to the approval of Texas Fund's shareholders in the case of Tax-Free Trust, constitutes a valid and binding obligation enforceable in accordance with its terms.

      (f) It anticipates that consummation of this Agreement and Plan will not cause Texas Fund, in the case of Tax-Free Trust, and Federal Fund to fail to conform to the requirements of Subchapter M of the Code for federal income taxation qualification as a RIC at the end of its fiscal year.

      (g) It has the necessary power and authority to conduct the business of its Fund, as such business is now being conducted.

7.    COVENANTS OF TAX-FREE TRUST AND FEDERAL FUND.
      ---------------------------------------------

      (a) Tax-Free Trust, on behalf of Texas Fund, and Federal Fund each covenant to operate their respective businesses as presently conducted between the date hereof and the Closing.

      (b) Tax-Free Trust, on behalf of Texas Fund, undertakes that it will not acquire Federal Fund Shares for the purpose of making distributions thereof to anyone other than Texas Fund's shareholders.

      (c) Tax-Free Trust, on behalf of Texas Fund, undertakes that, if this Agreement and Plan is consummated, it will liquidate and dissolve Texas Fund.

      (d) Tax-Free Trust, on behalf of Texas Fund, and Federal Fund each agree that, by the Closing, all of their federal and other tax returns and reports required by law to be filed on or before such date shall have been filed, and all federal and other taxes shown as due on said returns shall have either been paid or adequate liability reserves shall have been provided for the payment of such taxes.

      (e) At the Closing, Tax-Free Trust, on behalf of Texas Fund, will provide Federal Fund a copy of the shareholder ledger accounts, certified by Texas Fund's transfer agent or its President to the best of its or his knowledge and belief, for all the shareholders of record of Texas Fund Shares as of 1:00 p.m. Pacific time on the Closing Date who are to become shareholders of Federal Fund as a result of the transfer of assets that is the subject of this Agreement and Plan.

      (f) The Board of Trustees of Tax-Free Trust shall call and Tax-Free Trust shall hold, a Special Meeting of Texas Fund's shareholders to consider and vote upon this Agreement and Plan (the "Special Meeting") and Tax-Free Trust shall take all other actions reasonably necessary to obtain approval of the transactions contemplated herein. Tax-Free Trust agrees to mail to each shareholder of record of Texas Fund entitled to vote at the Special Meeting at which action on this Agreement and Plan is to be considered, in sufficient time to comply with requirements as to notice thereof, a combined Prospectus and Proxy Statement that complies in all material respects with the applicable provisions of Section 14(a) of the Securities Exchange Act of 1934, as amended, and Section 20(a) of the 1940 Act, and the rules and regulations, respectively, thereunder.

      (g) Federal Fund will file with the U.S. Securities and Exchange Commission a registration statement on Form N-14 under the 1933 Act relating to Federal Fund Shares issuable hereunder ("Registration Statement"), and will use its best efforts to provide that the Registration Statement becomes effective as promptly as is practicable. At the time it becomes effective, the Registration Statement will (i) comply in all material respects with the applicable provisions of the 1933 Act, and the rules and regulations promulgated thereunder; and (ii) not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the time the Registration Statement becomes effective, at the time of the Special Meeting, and at the Closing Date, the prospectus and statement of additional information included in the Registration Statement will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

8.    CONDITIONS PRECEDENT TO BE FULFILLED BY TAX-FREE TRUST AND FEDERAL FUND.
      ------------------------------------------------------------------------

      The consummation of this Agreement and Plan hereunder shall be subject to the following respective conditions:

      (a) That: (i) all the representations and warranties of the other party contained herein shall be true and correct as of the Closing with the same effect as though made as of and at such date; (ii) the other party shall have performed all obligations required by this Agreement and Plan to be performed by it prior to the Closing; and (iii) the other party shall have delivered to such party a certificate signed by the President and by the Secretary or equivalent officer to the foregoing effect.

      (b) That each party shall have delivered to the other party a copy of the resolutions approving the Agreement and Plan adopted and approved by the appropriate action of its Board of Trustees, in the case of Texas Fund, and its Board of Directors, in the case of Federal Fund, certified by its Secretary or equivalent officer of each of the Funds.

      (c) That the U.S. Securities and Exchange Commission shall not have issued an unfavorable management report under Section 25(b) of the 1940 Act or instituted or threatened to institute any proceeding seeking to enjoin consummation of the Plan of Reorganization under Section 25(c) of the 1940 Act. And, further, no other legal, administrative or other proceeding shall have been instituted or threatened that would materially affect the financial condition of either party or would prohibit the transactions contemplated hereby.

      (d) That this Agreement and Plan and the Reorganization contemplated hereby shall have been adopted and approved by the appropriate action of the shareholders of Texas Fund at an annual or special meeting or any adjournment thereof.

      (e) That a distribution or distributions shall have been declared for Texas Fund prior to the Closing Date that, together with all previous distributions, shall have the effect of distributing to its shareholders (i) all of its ordinary income and all of its capital gain net income, if any, for the period from the close of its last fiscal year to 1:00 p.m. Pacific time on the Closing Date; and (ii) any undistributed ordinary income and capital gain net income from any period to the extent not otherwise declared for distribution. Capital gain net income has the meaning given such term by Section 1222(9) of the Code.

      (f) That there shall be delivered to Tax-Free Trust, on behalf of Texas Fund, and Federal Fund an opinion from Messrs. Stradley, Ronon, Stevens & Young, LLP, counsel to Tax-Free Trust and Federal Fund, to the effect that, provided the acquisition contemplated hereby is carried out in accordance with this Agreement and Plan, the laws of the Commonwealth of Massachusetts and the State of California and based upon certificates of the officers of Tax-Free Trust and Federal Fund with regard to matters of fact:

            (1) The acquisition by Federal Fund of substantially all the assets of Texas Fund as provided for herein in exchange for Federal Fund Shares followed by the distribution by Texas Fund to its shareholders of Federal Fund Shares in complete liquidation of Texas Fund will qualify as a reorganization within the meaning of Section 368(a)(1) of the Code, and Texas Fund and Federal Fund will each be a "party to the reorganization" within the meaning of Section 368(b) of the Code;

            (2) No gain or loss will be recognized by Texas Fund upon the transfer of substantially all of its assets to Federal Fund in exchange solely for voting shares of Federal Fund (Sections 361(a) and 357(a) of the Code);

            (3) No gain or loss will be recognized by Federal Fund upon the receipt by it of substantially all of the assets of Texas Fund in exchange solely for voting shares of Federal Fund (Section 1032(a) of the Code);

            (4) No gain or loss will be recognized by Texas Fund upon the distribution of Federal Fund Shares to its shareholders in liquidation of Texas Fund (in pursuance of the Reorganization) (Section 361(c)(1) of the
      Code);

            (5) The basis of the assets of Texas Fund received by Federal Fund will be the same as the basis of such assets to Texas Fund immediately prior to the exchange (Section 362(b) of the Code);

            (6) The holding period of the assets of Texas Fund received by Federal Fund will include the period during which such assets were held by Texas Fund (Section 1223(2) of the Code);

            (7) No gain or loss will be recognized to the shareholders of Texas Fund upon the exchange of their shares in Texas Fund for voting shares of Federal Fund, including fractional shares to which they may be entitled (Section 354(a) of the Code);

            (8) The basis of Federal Fund Shares received by the shareholders of Texas Fund shall be the same as the basis of the Texas Fund Shares exchanged therefor (Section 358(a)(1) of the Code);

            (9) The holding period of Federal Fund Shares received by shareholders of Texas Fund (including fractional shares to which they may be entitled) will include the holding period of the Texas Fund Shares surrendered in exchange therefor, provided that the Texas Fund Shares were held as a capital asset on the effective date of the exchange (Section 1223(1) of the Code); and


            (10) Federal Fund will succeed to and take into account as of the date of the transfer (as defined in Section 1.381(b)-1(b) of the regulations issued by the United States Treasury ("Treasury Regulations")) the items of Texas Fund described in Section 381(c) of the Code, subject to the conditions and limitations specified in Sections 381, 382, 383 and 384 of the Code and the Treasury Regulations.

      (g) That there shall be delivered to Federal Fund an opinion in form and substance satisfactory to it from Messrs. Stradley, Ronon, Stevens & Young, LLP, counsel to Tax-Free Trust, to the effect that, subject in all respects to the effects of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws now or hereafter affecting generally the enforcement of creditors' rights:

            (1) Texas Fund is a series of Tax-Free Trust, a business trust organized under the laws of the Commonwealth of Massachusetts on September 18, 1984, and is a validly existing business trust and in good standing under the laws of that Commonwealth;

            (2) Tax-Free Trust is authorized to issue an unlimited number of shares of beneficial interest, no par value. Two (2) classes of shares of Texas Fund have been designated as Texas Fund Class A Shares and Texas Fund Class C Shares, and an unlimited number of shares of beneficial interest of Tax-Free Trust has been allocated to each class of shares. Assuming that the initial shares of beneficial interest of Texas Fund were issued in accordance with the 1940 Act and the Declaration of Trust and By-laws of Tax-Free Trust, and that all other outstanding shares of Texas Fund were sold, issued and paid for in accordance with the terms of Texas Fund's prospectus in effect at the time of such sales, each such outstanding share is fully paid, non-assessable, freely transferable and has full voting rights;

            (3) Texas Fund is an open-end investment company of the management type registered as such under the 1940 Act;

            (4) Except as disclosed in Texas Fund's currently effective prospectus, such counsel does not know of any material suit, action, or legal or administrative proceeding pending or threatened against Tax-Free Trust, the unfavorable outcome of which would materially and adversely affect Tax-Free Trust or Texas Fund;

            (5) The execution and delivery of this Agreement and Plan and the consummation of the transactions contemplated hereby have been duly authorized by all necessary trust action on the part of Tax-Free Trust; and

            (6) Neither the execution, delivery, nor performance of this Agreement and Plan by Tax-Free Trust, on behalf of Texas Fund, violates any provision of its Declaration of Trust or By-laws, or the provisions of any agreement or other instrument known to such counsel to which Tax-Free Trust is a party or by which Tax-Free Trust is otherwise bound; this Agreement and Plan is the legal, valid and binding obligation of Tax-Free Trust and Texas Fund and is enforceable against Tax-Free Trust and/or Texas Fund in accordance with its terms.

      In giving the opinions set forth above, this counsel may state that it is relying on certificates of the officers of Tax-Free Trust with regard to matters of fact, and certain certifications and written statements of governmental officials with respect to the good standing of Tax-Free Trust.

      (h) That there shall be delivered to Tax-Free Trust, on behalf of Texas Fund, an opinion in form and substance satisfactory to it from Messrs. Stradley, Ronon, Stevens & Young, LLP, counsel to Federal Fund, to the effect that, subject in all respects to the effects of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws now or hereafter affecting generally the enforcement of creditors' rights:

            (1) Federal Fund is a corporation organized under the laws of the State of California on January 7, 1982 and is a validly existing corporation and in good standing under the laws of that State;

            (2) Federal Fund is authorized to issue 10,000,000,000 shares of common stock, no par value. Federal Fund is further divided into four (4) classes of shares of which two classes of shares are Federal Fund Class A Shares and Federal Fund Class C Shares, and 3,000,000,000 shares of common stock, no par value, have been allocated and designated to each class of shares. Assuming that the initial shares of common stock of Federal Fund were issued in accordance with the 1940 Act, and the Articles of Incorporation and By-laws of Federal Fund, and that all other outstanding shares of Federal Fund were sold, issued and paid for in accordance with the terms of Federal Fund's prospectus in effect at the time of such sales, each such outstanding share of Federal Fund is fully paid, non-assessable, freely transferable and has full voting rights;


            (3) Federal Fund is an open-end investment company of the management type registered as such under the 1940 Act;

            (4) Except as disclosed in Federal Fund's currently effective prospectus, such counsel does not know of any material suit, action, or legal or administrative proceeding pending or threatened against Federal Fund, the unfavorable outcome of which would materially and adversely affect Federal Fund;

            (5) Federal Fund Shares to be issued pursuant to the terms of this Agreement and Plan have been duly authorized and, when issued and delivered as provided in this Agreement and Plan, will have been validly issued and fully paid and will be non-assessable by Federal Fund;

            (6) The execution and delivery of this Agreement and Plan and the consummation of the transactions contemplated hereby have been duly authorized by all necessary company action on the part of Federal Fund;

            (7) Neither the execution, delivery, nor performance of this Agreement and Plan by Federal Fund violates any provision of its Articles of Incorporation or By-laws, or the provisions of any agreement or other instrument known to such counsel to which Federal Fund is a party or by which Federal Fund is otherwise bound; this Agreement and Plan is the legal, valid and binding obligation of Federal Fund and is enforceable against Federal Fund in accordance with its terms; and

            (8) The registration statement of Federal Fund, of which the prospectus dated September 1, 2002, as supplemented October 1, 2002 (the "Prospectus") is a part, is at the time of the signing of this Agreement and Plan, effective under the 1933 Act, and, to the best knowledge of such counsel, no stop order suspending the effectiveness of such registration statement has been issued, and no proceedings for such purpose have been instituted or are pending before or threatened by the U.S. Securities and Exchange Commission under the 1933 Act, and nothing has come to counsel's attention that causes it to believe that, at the time the Prospectus became effective, or at the time of the signing of this Agreement and Plan, or at the Closing, such Prospectus (except for the financial statements and other financial and statistical data included therein, as to which counsel need not express an opinion), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and such counsel knows of no legal or government proceedings required to be described in the Prospectus, or of any contract or document of a character required to be described in the Prospectus that is not described as required.

      In giving the opinions set forth above, this counsel may state that it is relying on certificates of the officers of Federal Fund with regard to matters of fact, and certain certifications and written statements of governmental officials with respect to the good standing of Federal Fund.

      (i) That Texas Fund shall have received a certificate from the President and Secretary of Federal Fund to the effect that the statements contained in the Prospectus, at the time the Prospectus became effective, at the date of the signing of this Agreement and Plan, and at the Closing, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

      (j) That Federal Fund's Registration Statement with respect to Federal Fund Shares to be delivered to Texas Fund's shareholders in accordance with this Agreement and Plan shall have become effective, and no stop order suspending the effectiveness of the Registration Statement or any amendment or supplement thereto, shall have been issued prior to the Closing Date or shall be in effect at Closing, and no proceedings for the issuance of such an order shall be pending or threatened on that date.

      (k) That Federal Fund Shares to be delivered hereunder shall be eligible for sale with each state commission or agency with which such eligibility is required in order to permit Federal Fund Shares lawfully to be delivered to each holder of Texas Fund Shares.

      (l) That, at the Closing, there shall be transferred to Federal Fund, aggregate Net Assets of Texas Fund comprising at least 90% in fair market value of the total net assets and 70% of the fair market value of the total gross assets recorded on the books of Texas Fund on the Closing Date.

      (m) That there be delivered to Federal Fund information concerning the tax basis of Texas Fund in all securities transferred to Federal Fund, together with shareholder information including the names, addresses, and taxpayer identification numbers of the shareholders of Texas Fund as of the Closing Date, the number of shares held by each shareholder, the dividend reinvestment elections applicable to each shareholder, and the backup withholding and nonresident alien withholding certifications, notices or records on file with Texas Fund respect to each shareholder.

9. BROKERAGE FEES AND EXPENSES.
   ----------------------------

      (a) Tax-Free Trust, on behalf of Texas Fund, and Federal Fund each represents and warrants to the other that there are no broker or finders' fees payable by it in connection with the transactions provided for herein.

      (b) The expenses of entering into and carrying out the provisions of this Agreement and Plan shall be borne one-quarter by Federal Fund, one-quarter by Texas Fund, and one-half by Franklin Advisers, Inc.

10. TERMINATION; POSTPONEMENT; WAIVER; ORDER.
    -----------------------------------------

      (a) Anything contained in this Agreement and Plan to the contrary notwithstanding, this Agreement and Plan may be terminated and the Reorganization abandoned at any time (whether before or after approval thereof by the shareholders of Texas Fund) prior to the Closing, or the Closing may be postponed as follows:

            (1) by mutual consent of Tax-Free Trust on behalf of Texas Fund and of Federal Fund;

            (2) by Federal Fund if any condition of its obligations set forth in Section 8 has not been fulfilled or waived; or

            (3) by Tax-Free Trust, on behalf of Texas Fund, if any conditions of its obligations set forth in Section 8 have not been fulfilled or waived.

      An election by Federal Fund or Tax-Free Trust to terminate this Agreement and Plan and to abandon the Reorganization shall be exercised respectively, by the Board of Directors of Federal Fund or the Board of Trustees of Tax-Free Trust.

      (b) If the transactions contemplated by this Agreement and Plan have not been consummated by August 31, 2003, the Agreement and Plan shall automatically terminate on that date, unless a later date is agreed to by both Federal Fund and Tax-Free Trust.

      (c) In the event of termination of this Agreement and Plan pursuant to the provisions hereof, the same shall become void and have no further effect, and neither Tax-Free Trust nor Federal Fund nor their trustees, directors, officers, or agents or the shareholders of Texas Fund or Federal Fund shall have any liability in respect of this Agreement and Plan, but all expenses incidental to the preparation and carrying out of this Agreement and Plan shall be paid as provided in Section 9(b) hereof.

      (d) At any time prior to the Closing, any of the terms or conditions of this Agreement and Plan may be waived by the party who is entitled to the benefit thereof by action taken by that party's Board of Trustees, in the case of Texas Fund, or Board of Directors, in the case of Federal Fund, if, in the judgment of such Board, such action or waiver will not have a material adverse effect on the benefits intended under this Agreement and Plan to its shareholders, on behalf of whom such action is taken.

      (e) The respective representations and warranties contained in Sections 4 to 6 hereof shall expire with and be terminated by the Reorganization on the Closing Date, and neither Tax-Free Trust nor Federal Fund, nor any of their officers, directors, trustees, agents or shareholders shall have any liability with respect to such representations or warranties after the Closing Date. This provision shall not protect any officer, trustee, agent or shareholder of Tax-Free Trust or Federal Fund against any liability to the entity for which that officer, trustee, agent or shareholder so acts or to its shareholders to which that officer, trustee, agent or shareholder would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties in the conduct of such office.

      (f) If any order or orders of the U.S. Securities and Exchange Commission with respect to this Agreement and Plan shall be issued prior to the Closing and shall impose any terms or conditions that are determined by action of the Board of Trustees of Tax-Free Trust, on behalf of Texas Fund, or the Board of Directors of Federal Fund, to be acceptable, such terms and conditions shall be binding as if a part of this Agreement and Plan without further vote or approval of the shareholders of Texas Fund, unless such terms and conditions shall result in a change in the method of computing the number of Federal Fund Shares to be issued to Texas Fund. In which event, unless such terms and conditions shall have been included in the proxy solicitation material furnished to the shareholders of Texas Fund prior to the meeting at which the transactions contemplated by this Agreement and Plan shall have been approved, this Agreement and Plan shall not be consummated and shall terminate unless Tax-Free Trust shall promptly call a special meeting of the shareholders of Texas Fund at which such conditions so imposed shall be submitted for approval.


11.   ENTIRE AGREEMENT AND AMENDMENTS.
      --------------------------------

      This Agreement and Plan embodies the entire agreement between the parties and there are no agreements, understandings, restrictions, or warranties relating to the transactions contemplated by this Agreement and Plan other than those set forth herein or herein provided for. This Agreement and Plan may be amended only by mutual consent of the parties in writing. Neither this Agreement and Plan nor any interest herein may be assigned without the prior written consent of the other party.

12.   COUNTERPARTS.
      -------------

      This Agreement and Plan may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts together shall constitute but one instrument.

13.   NOTICES.
      --------

      Any notice, report, or demand required or permitted by any provision of this Agreement and Plan shall be in writing and shall be deemed to have been given if delivered or mailed, first class postage prepaid, addressed to Franklin Federal Tax-Free Income Fund, at One Franklin Parkway, San Mateo, California 94403, Attention: Secretary, or Franklin Tax-Free Trust, at One Franklin Parkway, San Mateo, California 94403, Attention: Secretary, as the case may be.


14.   GOVERNING LAW.
      --------------

      This Agreement and Plan shall be governed by and carried out in accordance with the laws of the Commonwealth of Massachusetts.

      IN WITNESS WHEREOF, Tax-Free Trust, on behalf of Texas Fund, and Federal Fund, have each caused this Agreement and Plan to be executed on its behalf by its duly authorized officers, all as of the date and year first-above written.

                              FRANKLIN TAX-FREE TRUST, ON BEHALF OF FRANKLIN TEXAS TAX-FREE INCOME FUND
Attest:

/S/MURRAY L. SIMPSON                By:  /S/DAVID P. GOSS
--------------------                     ----------------
Murray L. Simpson                         David P. Goss
Secretary                                 Vice President

                              FRANKLIN FEDERAL TAX-FREE INCOME FUND
Attest:

/S/MURRAY L. SIMPSON                By:  /S/DAVID P. GOSS
--------------------                     ----------------
Murray L. Simpson                         David P. Goss
Secretary                                 Vice President